Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO LOAN FINANCING AND SERVICING AGREEMENT, dated as of October 29, 2021 (this “Amendment”), among GBDC 3 Funding LLC, as borrower (the “Borrower”), Golub Capital BDC 3, Inc., as servicer (the “Servicer”) and Deutsche Bank AG, New York Branch (“DBNY”), as facility agent (in such capacity, the “Facility Agent”), as agent (in such capacity, an “Agent”) and as a committed lender (in such capacity, a “Lender”).

WHEREAS, the Borrower, Golub Capital BDC 3, Inc., as equityholder, the Servicer, Deutsche Bank Trust Company Americas, as collateral agent and collateral custodian, the Facility Agent and each Agent and Lender party thereto are party to the Loan Financing and Servicing Agreement, dated as of September 10, 2019 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower, the Servicer, the Facility Agent and the Lenders have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.      Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments

SECTION 2.1.      Amendments to the Loan Agreement. The Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double underlined text) as set forth on the pages of the Loan Agreement attached as Exhibit A hereto.

 ARTICLE III

Conditions to Effectiveness

SECTION 3.1.      This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

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(a)     the execution and delivery of this Amendment by each party hereto; and

(b)     all fees (including reasonable and documented fees, disbursements and other charges of external counsel to the extent invoiced one Business Day prior to the date hereof) due to the Lenders on or prior to the effective date of this Amendment have been paid in full.

ARTICLE IV

Representations and Warranties

SECTION 4.1.       The Borrower hereby represents and warrants to the Facility Agent that, as of the date first written above, (i) no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1.       Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2.      Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3.      Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 5.4.       Counterparts; Electronic Execution. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Amendment may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

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SECTION 5.5.       Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GBDC 3 FUNDING LLC, as Borrower

By: Golub Capital BDC 3, Inc., as designated manager

By:	/s/ Cristopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Secretary

[Signature Page to Amendment to LFSA]

GOLUB CAPITAL BDC 3, INC., as Servicer

By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Secretary

[Signature Page to Amendment to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Amit Patel
	Name:	Amit Patel
	Title:	Managing Director

By:	/s/ Andrew Goldsmith
	Name:	Andrew Goldsmith
	Title:	Vice President

[Signature Page to Amendment to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Agent and as a Committed Lender

By:	/s/ Amit Patel
	Name:	Amit Patel
	Title:	Managing Director

By:	/s/ Andrew Goldsmith
	Name:	Andrew Goldsmith
	Title:	Vice President

[Signature Page to Amendment to LFSA]

Exhibit A

CONFORMED LOAN FINANCING AND SERVICING AGREEMENT

EXECUTION VERSION
Conformed through Amendment No. ~~1~~2 to LFSA, dated ~~September 21~~October 29, 2021

LOAN FINANCING AND SERVICING AGREEMENT

dated as of September 10, 2019

GBDC 3 FUNDING LLC,
as Borrower

GOLUB CAPITAL BDC 3, INC.,
as Equityholder and as Servicer,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

EACH OF THE ENTITIES FROM TIME TO TIME PARTY HERETO AS SECURITIZATION SUBSIDIARIES,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent and as Collateral Custodian

“Existing Golub BDC CLO” means (i) each special purpose vehicle (including those structured as total return swaps) approved by the Facility Agent, (ii) any future borrower under a credit facility or total return swap undertaken by Golub Capital BDC 3, Inc. or an Affiliate thereof and which has been approved in the sole discretion of the Facility Agent for purposes of this definition or (iii) any future special purpose vehicles that are wholly or partly owned subsidiaries of Golub Capital BDC 3, Inc. or an Affiliate thereof.

“Facility Agent” has the meaning set forth in the Preamble.

“Facility Amount” means (a) prior to the end of the Revolving Period, $~~250,000,000~~450,000,000, unless this amount is permanently reduced pursuant to Section 2.5 or increased pursuant to Section 2.8, in which event it means such lower or higher amount and (b) from and after the end of the Revolving Period, the Advances Outstanding.

“Facility Termination Date” means the earliest of (i) the date that is three (3) years after the last day of the Revolving Period, (ii) the date on which the Equityholder ceases to exist and (iii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

“Fee Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

“Revenue” means, with respect to any Collateral Obligations that are Multiple of Recurring Revenue Loans, the definition of annualized recurring revenue used in the Underlying Instruments for each such Collateral Obligation, or any comparable term for “Revenue,” “Recurring Revenue” or “Adjusted Revenue” in the Underlying Instruments for each such Collateral Obligation or if there is no such term in the Underlying Instruments, revenue for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP) for the most recent four fiscal quarter period for which financial statements have been delivered.

“Revolving Liquidity Adjustment Amount” means, on any date of determination, (a) if the Revolving Liquidity Test is satisfied as of such date, $0; and otherwise (b) an amount equal to the absolute value of the result of A – (B x C) where:

A = (i) the lowest of (A) the Facility Amount, (B) the Borrowing Base (calculated assuming a Revolving Liquidity Adjustment Amount of zero) and (C) the Maximum Availability minus (ii) the Advances Outstanding;

B = the product of (A) the positive difference (if any) of (I) 2.0x of the Aggregate Unfunded Amount minus (II) the Unrestricted Cash of the Equityholder multiplied by (B) 50%; and

C = the fraction (expressed as a percentage) of the Aggregate Unfunded Equity Amount over the Aggregate Unfunded Amount.

“Revolving Liquidity Test” means a test that will be satisfied on any date of determination if the lowest of (A) the Facility Amount, (B) the Borrowing Base (calculated assuming a Revolving Liquidity Adjustment Amount of zero) and (C) the Maximum Availability exceeds the Advances outstanding by an amount at least equal to the Aggregate Unfunded Equity Amount.

“Revolving Loan” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Loan.

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) the date that is ~~3 years~~42 Months after the Effective Date or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and the Facility Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the occurrence of an Event of Default and (other than in the case of an Event of Default pursuant to clauses (a), (d), (e), (f), (j) or (q) of Section 13.1) notice from the Facility Agent to the Borrower.

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Sanctioned Countries” has the meaning set forth in Section 9.30.

“Sanctions” has the meaning set forth in Section 9.30.

“Sanctions Target” has the meaning set forth in Section 9.30.

“Specified Revaluation Event” means each occurrence of any of the following with respect to any Collateral Obligation:

(a)            the occurrence of a Material Modification pursuant to clause (a), (c), (e), (f), (g) or (i) of the definition thereof with respect to such Collateral Obligation that is not previously approved by the Facility Agent (in its sole discretion); provided that with respect to clause (g) of the definition of Material Modification, any modification pursuant to a United States federal government assistance program (e.g., the Paycheck Protection Program) shall not be considered a Specified Revaluation Event; or

(b)            the Leverage Multiple with respect to such Collateral Obligation becomes more than 2.00x higher than the Original Leverage Multiple; provided that, so long as no other Revaluation Event occurs concurrently, the first such occurrence of a Revaluation Event pursuant to clause (d) of the definition thereof due to the Leverage Multiple with respect to such Collateral Obligation becoming more than 2.00x higher than the Original Leverage Multiple shall not constitute a Specified Revaluation Event.

“Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

“Structured Finance Obligation” means any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or interests as have more than 50% of the ordinary voting power for the election of directors, managers or general partners, as applicable.

“Substitute Eligible Collateral Obligation” means each Eligible Collateral Obligation pledged by the Borrower to the Collateral Agent, on behalf of the Secured Parties, pursuant to Section 9.35.

“Substituted Collateral Obligation” means, with respect to any Collection Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a Substitute Eligible Collateral Obligation pursuant to Section 9.35 and the Sale Agreement.

“Tangible Net Worth” means, with respect to any Person, the consolidated assets minus the consolidated liabilities of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks; provided that such calculation shall not take into consideration any market price changes or perceived market price changes.

“Target Portfolio Amount” means $~~370,000,000~~666,000,000 or such other amount as agreed by the Facility Agent and the Borrower in connection with an increase in the Facility Amount in excess of $50,000,000.

“Tax Jurisdiction” means the Cayman Islands, Bermuda, Curaçao, St. Maarten, the Channel Islands or the Bahamas.

Annex B

Lender	Commitment

Deutsche Bank AG, New York Branch	~~$250,000,000~~$450,000,000

B-1